Filed Pursuant to Rule 433
                                                    Registration No.: 333-130694


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MORGAN STANLEY                                               September 6th, 2006
Securitized Products Group       [MORGAN STANLEY LOGO]
--------------------------------------------------------------------------------


                                   Term Sheet

                                 $1,429,051,000
                                  Approximately

                        Morgan Stanley ABS Capital I Inc.
                                 Series 2006-HE6

                       Mortgage Pass-Through Certificates

                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES
The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE
This material has been prepared for information purposes to support the promotion or marketing of the transaction or matters addressed herein. This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading, banking or other non-research personnel. This material was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor, the underwriters or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:

http://www.sec.gov/Archives/edgar/data/1030442/000090514806002120/
efc6-1020_forms3a.txt

                   IMPORTANT NOTICE RELATING TO AUTOMATICALLY
                           GENERATED EMAIL DISCLAIMERS

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disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

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MORGAN STANLEY                                               September 6th, 2006
Securitized Products Group       [MORGAN STANLEY LOGO]
--------------------------------------------------------------------------------

                          Approximately $1,429,051,000
                Morgan Stanley ABS Capital I Inc. Series 2006-HE6

                        Morgan Stanley ABS Capital I Inc.
                                    Depositor

                       Countrywide Home Loans Servicing LP
                     Wells Fargo Bank, National Association
                                    Servicers

                             Transaction Highlights
                             ----------------------

                                                                          Modified
                                                                          Duration
                       Original                                              To
                         Class                                             Call(1)(3)                         Initial
Offered               Certificate      Expected Ratings     Avg Life to     / Mty       Payment Window To  Subordination
Classes  Description  Balance(4)   (S&P / Fitch / Moody's)  Call(1)/Mty(2)  (2)(3)      Call(1) / Mty(2)      Level      Benchmark
-------  -----------  ----------   -----------------------  -------------  ------       ----------------      -----      ---------
 A-1      Floater     324,649,000       AAA/AAA/Aaa                     ***Not Offered Hereby***               21.70%    1 Mo. LIBOR
A-2fpt    Floater     250,000,000       AAA/AAA/Aaa                     ***Not Offered Hereby***               21.70%    1 Mo. LIBOR
 A-2a     Floater     223,540,000       AAA/AAA/Aaa         0.80 / 0.80   0.77 / 0.77      1 - 20 / 1 - 20     21.70%    1 Mo. LIBOR
 A-2b     Floater     69,010,000        AAA/AAA/Aaa         2.00 / 2.00   1.88 / 1.88     20 - 29 / 20 - 29    21.70%    1 Mo. LIBOR
 A-2c     Floater     174,080,000       AAA/AAA/Aaa         3.50 / 3.50   3.13 / 3.13     29 - 65 / 29 - 65    21.70%    1 Mo. LIBOR
 A-2d     Floater     111,086,000       AAA/AAA/Aaa         6.87 / 8.53   5.62 / 6.57     65 - 88 / 65 - 198   21.70%    1 Mo. LIBOR
 M-1      Floater     64,020,000        AA+/AA+/Aa1         5.06 / 5.61   4.29 / 4.61     42 - 88 / 42 - 170   17.35%    1 Mo. LIBOR
 M-2      Floater     62,549,000         AA/AA/Aa2          4.99 / 5.52   4.24 / 4.55     40 - 88 / 40 - 161   13.10%    1 Mo. LIBOR
 M-3      Floater     22,812,000        AA-/AA-/Aa3         4.95 / 5.46   4.21 / 4.51     40 - 88 / 40 - 151   11.55%    1 Mo. LIBOR
 M-4      Floater     30,906,000         A+/A+/A1           4.94 / 5.42   4.19 / 4.47     39 - 88 / 39 - 146    9.45%    1 Mo. LIBOR
 M-5      Floater     23,548,000          A/A/A2            4.93 / 5.38   4.18 / 4.45     38 - 88 / 38 - 139    7.85%    1 Mo. LIBOR
 M-6      Floater     21,340,000         A-/A-/A3           4.91 / 5.32   4.15 / 4.40     38 - 88 / 38 - 132    6.40%    1 Mo. LIBOR
 B-1      Floater     21,340,000      BBB+/BBB+/Baa1        4.91 / 5.27   4.11 / 4.32     38 - 88 / 38 - 124    4.95%    1 Mo. LIBOR
 B-2      Floater     12,510,000       BBB/BBB/Baa2         4.90 / 5.19   4.09 / 4.26     37 - 88 / 37 - 114    4.10%    1 Mo. LIBOR
 B-3      Floater     17,661,000      BBB-/BBB-/Baa3        4.89 / 5.07   3.96 / 4.06     37 - 88 / 37 - 107    2.90%    1 Mo. LIBOR

Notes:    (1)  Certificates are priced to the 10% optional clean-up call.
          (2)  Based on the pricing prepayment speed. See details below.
          (3)  Assumes pricing at par.
          (4)  Class sizes subject to a variance of plus or minus 5%.

Issuing Entity:            Morgan Stanley ABS Capital I Inc. Trust 2006-HE6.

Depositor:                 Morgan Stanley ABS Capital I Inc.

Responsible Parties:       NC Capital Corporation (44.17%), WMC Mortgage
                           Corporation (33.97%), and Decision One Mortgage
                           Company, LLC (21.86%)

Servicers:                 Countrywide Home Loans Servicing LP (96.15%) and
                           Wells Fargo Bank, National Association (3.85%)

Swap Counterparty:         Morgan Stanley Capital Services Inc.

Trustee:                   Deutsche Bank National Trust Company

Managers:                  Morgan Stanley & Co. Incorporated (lead manager),
                           Countrywide Securities Corporation (Co-manager)

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refer to important information and qualifications at the end of this material.
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                                     Page 2

Rating Agencies:           Standard & Poor's Ratings Service, Fitch, Inc., and
                           Moody's Investors Service, Inc.

Offered Certificates:      The Class A-1, A-2fpt, A-2a, A-2b, A-2c, A-2d, M-1,
                           M-2, M-3, M-4, M-5, M-6, B-1, B-2 and B-3
                           Certificates.

Class A Certificates:      The Class A-1, A-2fpt, A-2a, A-2b, A-2c and A-2d
                           Certificates.

Group I Class A            The Class A-1 Certificates.
Certificates:

Group II Class A           The Class A-2fpt, Class A-2a, Class A-2b, Class A-2c
Certificates:              and Class A-2d Certificates.

Group II Class A           The Class A-2a and Class A-2b Certificates.
Front Sequential
Certificates:

Group II Class A           The Class A-2fpt Certificates.
Front Pass-Through
Certificates:

Group II Class A           The Class A-2fpt, Class A-2a and Class A-2b
Front Certificates:        Certificates.

Class A Certificate        The Group I Class A Certificates and Group II Class A
Group:                     Certificates, as applicable.

Expected Closing Date:     September 27, 2006 through DTC and Euroclear or
                           Clearstream. The Certificates will be sold without accrued interest.

Cut-off Date:              September 1, 2006

Distribution Dates:        The 25th of each month, or if such day is not a
                           business day, on the next business day, beginning
                           October 25, 2006.

Final Scheduled            For all Offered Certificates, the Distribution Date
Distribution Date:         occurring in September 2036.

Minimum Denomination:      The Offered Certificates will be issued and available
                           in denominations of $25,000 initial principal balance and integral multiples of $1 in excess of $25,000.

Due Period:                For any Distribution Date, the period commencing on
                           the second day of the calendar month preceding the month in which that Distribution Date occurs and ending on the first day of the calendar month in which that Distribution Date occurs.

Interest Accrual Period:   The interest accrual period for the Offered
                           Certificates with respect to any Distribution Date will be the period beginning with the previous
                           Distribution Date (or, in the case of the first
                           Distribution Date, the Closing Date) and ending on the day prior to the current Distribution Date (on an actual/360 day count basis).

The Mortgage Loans:        The Trust will consist of approximately $1,471.7
                           million of adjustable- and fixed-rate sub-prime residential, first-lien and second-lien mortgage loans.

Group I Mortgage Loans:    Approximately $414.6 million of Mortgage Loans with
                           original principal balances that conform to the original principal balance limits for one- to four-family residential mortgage loan guidelines for purchase by Fannie Mae and Freddie Mac.

Group II Mortgage Loans:   Approximately $1,057.1 million of Mortgage Loans with
                           original principal balances that may or may not conform to the original principal balance limits for one- to four-family residential mortgage loan guidelines for purchase by Fannie Mae and Freddie
                           Mac.

Pricing Prepayment Speed:  o  Fixed Rate Mortgage Loans: CPR starting at approximately 4% CPR in month 1 and increasing to 23% CPR in month 16 (19%/15 increase for each month), and remaining at 23% CPR thereafter
                           o  ARM Mortgage Loans: 28% CPR

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refer to important information and qualifications at the end of this material.
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                                     Page 3
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Credit Enhancement:        The Offered Certificates are credit enhanced by:
                           1) Net monthly excess cashflow from the Mortgage Loans after taking into account certain payments received or paid by the trust pursuant to the interest rate swap agreement,
                           2)  2.90% overcollateralization (funded upfront).
                               On and after the Stepdown Date, so long as a
                               Trigger Event is not in effect, the required
                               overcollateralization will equal 5.80% of the aggregate principal balance of the Mortgage Loans as of the last day of the applicable Due Period, subject to a 0.50% floor, based on the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, and
                           3) Subordination of distributions on the more subordinate classes of certificates (if applicable) to the required distributions on the more senior classes of certificates.

Senior Enhancement         For any Distribution Date, the percentage obtained by
Percentage:                dividing (x) the aggregate Class Certificate Balance
                           of the subordinate certificates (together with any overcollateralization and taking into account the distributions of the Principal Distribution Amount and all payments of principal from the Swap Account, if any, for such Distribution Date) by (y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period.

Stepdown Date:             The later to occur of:
                           (x) The earlier of:
                               (a) The Distribution Date occurring in
                                   October 2009; and
                               (b) The Distribution Date on which the aggregate
                                   balance of the Class A Certificates is
                                   reduced to zero; and
                           (y) The first Distribution Date on which the Senior
                               Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans on the last day of the related Due Period but prior to principal distributions to the certificates on the applicable Distribution Date) is greater than or equal to approximately 43.40%.

Trigger Event:             Either a Delinquency Trigger Event or a Cumulative
                           Loss Trigger Event.

Delinquency Trigger        A Delinquency Trigger Event is in effect on any
Event:                     Distribution Date if on that Distribution Date the 60
                           Day+ Rolling Average (the rolling 3 month average percentage of Mortgage Loans that are 60 or more days delinquent, including Mortgage Loans in foreclosure and Mortgage Loans related to REO Property) equals or exceeds a given percentage of the prior period's
                           Enhancement Percentage to the bond specified below:

                           Class A Certificates remain outstanding

                                  36.85% of the Senior Enhancement Percentage

                           On and after Class A pays off

                                  46.10% of the Class M-1 Enhancement Percentage

Cumulative Loss Trigger    A Cumulative Loss Trigger Event is in effect on any
Event:                     Distribution Date if the aggregate amount of Realized
                           Losses incurred since the Cut-off Date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages described below with respect to such distribution date:

                           Months 25-36   1.350% for the first month, plus an
                                          additional 1/12th of 1.700% for each
                                          month thereafter (e.g., 2.200% in
                                          Month 31)

                           Months 37-48   3.050% for the first month, plus an
                                          additional 1/12th of 1.750% for each
                                          month thereafter (e.g., 3.925% in
                                          Month 43)

                           Months 49-60   4.800% for the first month, plus an
                                          additional 1/12th of 1.350% for each
                                          month thereafter (e.g., 5.475% in
                                          Month 55)

                           Months 61-72   6.150% for the first month, plus an
                                          additional 1/12th of 0.750% for each
                                          month thereafter (e.g., 6.525% in
                                          Month 67)

                           Months 73- thereafter      6.900%

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refer to important information and qualifications at the end of this material.
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                                     Page 4
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Initial Subordination      Class A:    21.70%
Percentage:                Class M-1:  17.35%
                           Class M-2:  13.10%
                           Class M-3:  11.55%
                           Class M-4:   9.45%
                           Class M-5:   7.85%
                           Class M-6:  6.40%
                           Class B-1:  4.95%
                           Class B-2:  4.10%
                           Class B-3:  2.90%

Optional Clean-up Call:    When the current aggregate principal balance of the
                           Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Step-up Coupons:           For all Offered Certificates the coupon will increase
                           after the optional clean-up call date, should the call not be exercised. The applicable fixed margin will increase by 2x on the Class A Certificates and by 1.5x on all other Certificates after the first distribution date on which the Optional Clean-up Call is exercisable.

Group I Class A            The Class A-1 Certificates will accrue interest at a
Certificates               variable rate equal to the least of (i) one-month
Pass-Through Rate:         LIBOR plus [] bps ([] bps after the first
                           distribution date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group I Cap and (iii) the WAC Cap.

Group II Class A           The Class A-2fpt, A-2a, A-2b, A-2c and A-2d
Certificates               Certificates will accrue interest at a variable rate
Pass-Through Rate:         equal to the least of (i) one-month LIBOR plus [] bps
                           ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group II Cap and (iii) the WAC Cap.

Class M-1 Pass-Through     The Class M-1 Certificates will accrue interest at a
Rate:                      variable rate equal to the lesser of (i) one-month
                           LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-2 Pass-Through     The Class M-2 Certificates will accrue interest at a
Rate:                      variable rate equal to the lesser of (i) one-month
                           LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-3 Pass-Through     The Class M-3 Certificates will accrue interest at a
Rate:                      variable rate equal to the lesser of (i) one-month
                           LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-4 Pass-Through     The Class M-4 Certificates will accrue interest at a
Rate:                      variable rate equal to the lesser of (i) one-month
                           LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-5 Pass-Through     The Class M-5 Certificates will accrue interest at a
Rate:                      variable rate equal to the lesser of (i) one-month
                           LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-6 Pass-Through     The Class M-6 Certificates will accrue interest at a
Rate:                      variable rate equal to the lesser of (i) one-month
                           LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-1 Pass-Through     The Class B-1 Certificates will accrue interest at a
Rate:                      variable rate equal to the lesser of (i) one-month
                           LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-2 Pass-Through     The Class B-2 Certificates will accrue interest at a
Rate:                      variable rate equal to the lesser of (i) one-month
                           LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-3 Pass-Through     The Class B-3 Certificates will accrue interest at a
Rate:                      variable rate equal to the lesser of (i) one-month
                           LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

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refer to important information and qualifications at the end of this material.
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                                     Page 5
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WAC Cap:                   For any Distribution Date, the weighted average of
                           the interest rates for each mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Loan Group I Cap:          For any Distribution Date, the weighted average of
                           the interest rates for each Group I Mortgage Loan (in each case, less the applicable Expense Fee Rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual
                           Period.

Loan Group II Cap:         For any Distribution Date, the weighted average of
                           the interest rates for each Group II Mortgage Loan
                           (in each case, less the applicable Expense Fee Rate) then in effect at the beginning of the related Due
                           Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest
                           Accrual Period.

Swap Payment Rate:         For any Distribution Date, a fraction, the numerator
                           of which is any Net Swap Payment or swap termination payment owed to the Swap Counterparty (other than any Defaulted Swap Termination Payment) for such
                           Distribution Date and the denominator of which is the Stated Principal Balance of the Mortgage Loans at the beginning of the related due period, multiplied by 12.

Group I Class A Basis      As to any Distribution Date, the supplemental
Risk Carry Forward         interest amount for each of the Group I Class A
Amount:                    Certificates will equal the sum of:
                           (i)     The excess, if any, of interest that would
                                   otherwise be due on such Certificates at the Group I Class A Certificates Pass-Through Rate (without regard to the Loan Group I Cap or WAC Cap) over interest due such Certificates at a rate equal to the lesser of the Loan Group I Cap or WAC Cap;
                           (ii)    Any Group I Class A Basis Risk Carry Forward
                                   Amount remaining unpaid from prior
                                   Distribution Dates; and
                           (iii)   Interest on the amount in clause (ii) at the
                                   related Group I Class A Certificates
                                   Pass-Through Rate (without regard to the Loan Group I Cap or WAC Cap).

Group II Class A Basis     As to any Distribution Date, the supplemental
Risk Carry Forward         interest amount for each of the Group II Class A
Amount:                    Certificates will equal the sum of:
                           (i)     The excess, if any, of interest that would
                                   otherwise be due on such Certificates at the Group II Class A Certificates Pass-Through Rate (without regard to the Loan Group II Cap or WAC Cap) over interest due such Certificates at a rate equal to the lesser of the Loan Group II Cap or WAC Cap;
                           (ii)    Any Group II Class A Basis Risk Carry Forward
                                   Amount remaining unpaid from prior
                                   Distribution Dates; and
                           (iii)   Interest on the amount in clause (ii) at the
                                   related Group II Class A Certificates
                                   Pass-Through Rate (without regard to the Loan Group II Cap or WAC Cap).

Class M-1, M-2, M-3,       As to any Distribution Date, the supplemental
M-4, M-5, M-6, B-1, B-2    interest amount for each of the Class  M-1, M-2, M-3,
and B-3 Basis Risk         M-4, M-5, M-6, B-1, B-2 and B-3 Certificates will
Carry Forward Amounts:     equal the sum of:
                           (i)     The excess, if any, of interest that would
                                   otherwise be due on such Certificates at such Certificates' applicable Pass-Through Rate (without regard to the WAC Cap) over interest due such Certificates at a rate equal to the WAC Cap;
                           (ii)    Any Basis Risk Carry Forward Amount for such
                                   class remaining unpaid for such Certificate from prior Distribution Dates; and
                           (iii)   Interest on the amount in clause (ii) at the
                                   Certificates' applicable Pass-Through Rate
                                   (without regard to the WAC Cap).

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                                     Page 6
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Interest Distributions     On each Distribution Date and after payments of
on Offered Certificates:   servicing, trustee and custodian fees, if any, and
                           other expenses, including any Net Swap Payments and any swap termination payment owed to the Swap
                           Counterparty, interest distributions from the
                           Interest Remittance Amount will be allocated as follows:
                           (i)     The portion of the Interest Remittance Amount
                                   attributable to the Group I Mortgage Loans will be allocated according to the related Accrued Certificate Interest and any unpaid interest shortfall amounts for such class, as applicable, first, to the Group I Class A Certificates and second, pro rata, based on their respective entitlements to such amounts, to the Group II Class A Certificates;
                           (ii)    The portion of the Interest Remittance Amount
                                   attributable to the Group II Mortgage Loans will be allocated according to the related Accrued Certificate Interest and any unpaid interest shortfall amounts for such class, as applicable, first, pro rata, based on their respective entitlements to such amounts, to the Group II Class A Certificates and second, to the Group I Class A Certificates;
                           (iii)   To the Class M-1 Certificates, its Accrued
                                   Certificate Interest;
                           (iv)    To the Class M-2 Certificates, its Accrued
                                   Certificate Interest;
                           (v)     To the Class M-3 Certificates, its Accrued
                                   Certificate Interest;
                           (vi)    To the Class M-4 Certificates, its Accrued
                                   Certificate Interest;
                           (vii)   To the Class M-5 Certificates, its Accrued
                                   Certificate Interest;
                           (viii)  To the Class M-6 Certificates, its Accrued
                                   Certificate Interest;
                           (ix)    To the Class B-1 Certificates, its Accrued
                                   Certificate Interest;
                           (x)     To the Class B-2 Certificates, its Accrued
                                   Certificate Interest; and
                           (xi)    To the Class B-3 Certificates, its Accrued
                                   Certificate Interest.











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                                     Page 7
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Principal Distributions    On each Distribution Date (a) prior to the Stepdown
on Offered Certificates:   Date or (b) on which a Trigger Event is in effect,
                           principal distributions from the Principal
                           Distribution Amount will be allocated as follows:
                           (i)   to cover any Net Swap Payment and any swap
                                 termination payment due to the Swap
                                 Counterparty but not including any swap
                                 termination payment due to a default on the part of the Swap Counterparty;
                           (ii)  to the Class A Certificates, allocated between
                                 the Class A Certificates as described below, until the Class Certificate Balances have been reduced to zero;
                           (iii) to the Class M-1 Certificates, until the Class
                                 Certificate Balance has been reduced to zero;
                           (iv)  to the Class M-2 Certificates, until the Class
                                 Certificate Balance has been reduced to zero;
                           (v)   to the Class M-3 Certificates, until the Class
                                 Certificate Balance has been reduced to zero;
                           (vi)  to the Class M-4 Certificates, until the Class
                                 Certificate Balance has been reduced to zero;
                           (vii) to the Class M-5 Certificates, until the Class
                                 Certificate Balance has been reduced to zero;
                           (viii) to the Class M-6 Certificates, until the Class
                                 Certificate Balance has been reduced to zero;
                           (ix)  to the Class B-1 Certificates, until the Class
                                 Certificate Balance has been reduced to zero;
                           (x)   to the Class B-2 Certificates, until the Class
                                 Certificate Balance has been reduced to zero;
                                 and
                           (xi)  to the Class B-3 Certificates, until the Class
                                 Certificate Balance has been reduced to zero.

                           On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:
                           (i) to cover any Net Swap Payment and any swap termination payment due to the Swap Counterparty but not including any swap termination payment due to a default on the part of the Swap Counterparty;
                           (ii) to the Class A Certificates, the lesser of the Principal Distribution Amount and the Class A Principal Distribution Amount, allocated between the Class A Certificates as described below, until the Class Certificate Balances thereof have been reduced to zero;
                           (iii) to the Class M-1 Certificates, the lesser of
                                 the remaining Principal Distribution Amount and the Class M-1 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
                           (iv) to the Class M-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-2 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
                           (v) to the Class M-3 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-3 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
                           (vi) to the Class M-4 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-4 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
                           (vii) to the Class M-5 Certificates, the lesser of
                                 the remaining Principal Distribution Amount and the Class M-5 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
                           (viii) to the Class M-6 Certificates, the lesser of
                                 the remaining Principal Distribution Amount and the Class M-6 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
                           (ix) to the Class B-1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-1 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
                           (x) to the Class B-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-2 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero; and
                           (xi) to the Class B-3 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-3 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero.


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Class A Principal          Except as described below, the Group II Class A
Allocation:                Certificates will receive principal as follows: the
                           Class A-2c Certificates will not receive principal distributions until the Class Certificate Balance of the Group II Class A Front Certificates has been reduced to zero and the Class A-2d Certificates will not receive principal distributions until the Class
                           Certificate Balance of the Class A-2c Certificates has been reduced to zero.

                           The Group II Class A Front Certificates will receive principal as follows: the Group II Class A Front Sequential Certificates and the Group II Class A Front Pass-Through Certificates will receive principal pro rata. The Group II Class A Front Sequential Certificates will receive principal sequentially; the Class A-2b Certificates will not receive principal distributions until the Class Certificate Balance of the Class A-2a Certificates has been reduced to zero.

                           All principal distributions to the holders of the Class A Certificates on any Distribution Date will be allocated concurrently between the Group I Class A Certificates, on the one hand, and the Group II Class A Certificates, on the other hand, based on the Class A Principal Allocation Percentage for the Group I Class A Certificates and the Group II Class A Certificates, as applicable.

                           However, if the Class Certificate Balances of the Class A Certificates in either Class A Certificate Group are reduced to zero, then the remaining amount of principal distributions distributable to the Class A Certificates on that Distribution Date, and the amount of those principal distributions distributable on all subsequent Distribution Dates, will be distributed to the holders of the Class A Certificates in the other Class A Certificate Group remaining outstanding, in accordance with the principal distribution allocations described herein, until their Class Certificate Balances have been reduced to zero. Any payments of principal to the Group I Class A Certificates will be made first from payments relating to the Group I Mortgage Loans, and any payments of principal to the Group II Class A Certificates will be made first from payments relating to the Group II Mortgage Loans.

                           Notwithstanding the above, in the event that all subordinate classes, including the Class X certificates, have been reduced to zero, principal distributions to the Group II Class A Certificates will be distributed pro rata, based upon their respective Class Certificate Balances, to the Class A-2fpt, Class A-2a, Class A-2b, Class A-2c and Class A-2d Certificates.

Swap Payment Allocation:   For a given Class of Certificates outstanding, a pro
                           rata share of the Net Swap Payment owed by the Swap
                           Counterparty (if any), based on the outstanding Class
                           Certificate Balance of that Class.




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Swap Payment Priority:     All payments due under the swap agreement and any
                           swap termination payment pursuant to the swap agreement, including, without limitation, any Senior Defaulted Swap Termination Payment, will be deposited into the Swap Account, and allocated in the following order of priority:
                           (i) to pay any Net Swap Payment owed to the Swap Counterparty pursuant to the swap agreement;
                           (ii) to pay any swap termination payment to the Swap Counterparty, including, without limitation, any Senior Defaulted Swap Termination Payment but not including any other swap termination payment due to a default on the part of the Swap Provider;
                           (iii) to the Class A-1, A-2fpt, A-2a, A-2b, A-2c and A-2d Certificates, Accrued Certificate Interest and unpaid interest shortfall amounts, on a pro rata basis, to the extent not yet paid;
                           (iv)    to the Class M-1, M-2, M-3, M-4, M-5, M-6,
                                   B-1, B-2 and B-3 Certificates, Accrued
                                   Certificate Interest and unpaid interest shortfall amounts, sequentially and in that order, to the extent not yet paid;
                           (v) to be paid as principal, in accordance with the principal distribution rules in effect for such Distribution Date, as needed to maintain the required overcollateralization;
                           (vi) concurrently, to the Class A-1, A-2fpt, A-2a, A-2b, A-2c and A-2d Certificates, any Basis Risk Carry Forward Amount for such Class up to the respective Swap Payment Allocation, to the extent not yet paid;
                           (vii) sequentially, to the Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2 and B-3 Certificates, any Basis Risk Carry Forward Amount for such Class up to the respective Swap Payment Allocation, to the extent not yet paid;
                           (viii) concurrently, to the Class A Certificates, Class M Certificates and Class B Certificates, any unpaid Basis Risk Carryforward Amount, pro rata based on need;
                           (ix) sequentially, to the Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2 and B-3 Certificates, the allocated unreimbursed realized loss amount, to the extent not yet paid;
                           (x)     to pay any swap termination payment to the
                                   Swap Counterparty, to the extent the
                                   termination is due to a default on the part of the Swap Counterparty; and
                           (xi) all remaining amounts to the holder of the Class X Certificates.

                           In the event that, upon the Trust entering into a replacement interest rate swap agreement following the occurrence of an additional termination event of the type described in Part 1(h)(ii) of the swap agreement, the Trust is entitled to receive a payment from a replacement swap provider, the Trustee shall direct the replacement swap provider to make such payment to the Swap Account. Any Senior Defaulted Swap Termination Payment shall be made from the Swap Account to the Swap Provider immediately upon receipt of such payment, regardless of whether the date of receipt thereof is a Distribution Date. To the extent that any payment from a replacement swap provider is made to an account other than the Swap Account, then, any Senior Defaulted Swap Termination Payment shall be paid to the Swap Provider immediately upon receipt of such replacement swap provider, regardless of whether the date of receipt thereof is a Distribution Date. The Swap Provider shall have first priority to any replacement swap termination payment over the payment by the Trust to certificateholders, the servicer, any responsible party, the Trustee or any other person.

                           Notwithstanding the foregoing, in the event that the Trust receives a swap termination payment, and a successor Swap Provider cannot be obtained, then the Trustee will be required to deposit the swap termination payment into the reserve account that is a sub-account of the Swap Account. On each subsequent Distribution Date (so long as funds are available in the reserve account), the trustee will be required to withdraw from the reserve account and deposit into the Swap Account an amount equal to the amount of any Net Swap Receipt due the Trust (calculated in accordance with the terms of the original interest rate swap agreement) and treat such amount as a Net Swap Receipt for purposes of determining the distributions from the Swap Account. The remaining amount in the reserve account will remain in that account and not treated as a swap termination payment for purposes of determining the distributions from the Swap Account until the final Distribution Date.

Senior Defaulted Swap      As of any date, the lesser of (i) any payments
Termination Payment:       received by the Trust as a result of entering into a
                           replacement interest rate swap agreement following an additional termination event resulting from a downgrade of the Swap Counterparty in accordance with the swap agreement and (ii) any swap termination payment owed to the Swap Provider.


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                                     Page 10
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Allocation of Net          For any Distribution Date, any Net Monthly Excess
Monthly Excess Cashflow:   Cashflow shall be paid as follows:
                           (i)     to the Class M-1 Certificates, the unpaid
                                   interest shortfall amount;
                           (ii)    to the Class M-1 Certificates, the allocated
                                   unreimbursed realized loss amount;
                           (iii)   to the Class M-2 Certificates, the unpaid
                                   interest shortfall amount;
                           (iv)    to the Class M-2 Certificates, the allocated
                                   unreimbursed realized loss amount;
                           (v)     to the Class M-3 Certificates, the unpaid
                                   interest shortfall amount;
                           (vi)    to the Class M-3 Certificates, the allocated
                                   unreimbursed realized loss amount;
                           (vii)   to the Class M-4 Certificates, the unpaid
                                   interest shortfall amount;
                           (viii)  to the Class M-4 Certificates, the allocated
                                   unreimbursed realized loss amount;
                           (ix)    to the Class M-5 Certificates, the unpaid
                                   interest shortfall amount;
                           (x)     to the Class M-5 Certificates, the allocated
                                   unreimbursed realized loss amount;
                           (xi)    to the Class M-6 Certificates, the unpaid
                                   interest shortfall amount;
                           (xii)   to the Class M-6 Certificates, the allocated
                                   unreimbursed realized loss amount;
                           (xiii)  to the Class B-1 Certificates, the unpaid
                                   interest shortfall amount;
                           (xiv)   to the Class B-1 Certificates, the allocated
                                   unreimbursed realized loss amount;
                           (xv)    to the Class B-2 Certificates, the unpaid
                                   interest shortfall amount;
                           (xvi)   to the Class B-2 Certificates, the allocated
                                   unreimbursed realized loss amount;
                           (xvii)  to the Class B-3 Certificates, the unpaid
                                   interest shortfall amount;
                           (xviii) to the Class B-3 Certificates, the allocated
                                   unreimbursed realized loss amount;
                           (xix)   concurrently, any Group I Class A Basis Risk
                                   Carry Forward Amount to the Group I Class A
                                   Certificates, and any Group II Class A Basis
                                   Risk Carry Forward Amount to the Group II
                                   Class A Certificates; and
                           (xx)    sequentially, to Classes M-1, M-2, M-3, M-4,
                                   M-5, M-6, B-1, B-2 and B-3 Certificates, in such order, any Basis Risk Carry Forward Amount for such classes.

Interest Remittance        For any Distribution Date, the portion of available
Amount:                    funds for such Distribution Date attributable to
                           interest received or advanced on the Mortgage Loans.

Accrued Certificate        For any Distribution Date and each class of
Interest:                  Certificates, equals the amount of interest accrued
                           during the related interest accrual period at the related Pass-Through Rate, reduced by any prepayment interest shortfalls and shortfalls resulting from the application of the Servicemembers Civil Relief Act or similar state law allocated to such class.

Principal Distribution     On any Distribution Date, the sum of (i) the Basic
Amount:                    Principal Distribution Amount and (ii) the Extra
                           Principal Distribution Amount.

Basic Principal            On any Distribution Date, the excess of (i) the
Distribution Amount:       aggregate principal remittance amount over (ii) the
                           Excess Subordinated Amount, if any.

Net Monthly Excess         For any Distribution Date is the amount of funds
Cashflow:                  available for distribution on such Distribution Date
                           remaining after making all distributions of interest and principal on the certificates.

Extra Principal            For any Distribution Date, the lesser of (i) the
Distribution Amount:       excess of (x) interest collected or advanced with
                           respect to the Mortgage Loans with due dates in the related Due Period (less servicing and trustee fees and expenses), over (y) the sum of interest payable on the Certificates on such Distribution Date and
                           (ii) the overcollateralization deficiency amount for such Distribution Date.

Excess Subordinated        For any Distribution Date, means the excess, if any
Amount:                    of (i) the overcollateralization and (ii) the
                           required overcollateralization for such Distribution
                           Date.

Class A Principal
Allocation Percentage:     For any Distribution Date, the percentage equivalent
                           of a fraction, determined as follows: (i) in the case of the Group I Class A Certificates the numerator of which is (x) the portion of the principal remittance amount for such Distribution Date that is attributable to principal received or advanced on the Group I Mortgage Loans and the denominator of which is (y) the principal remittance amount for such Distribution Date and (ii) in the case of the Group
                           II Class A Certificates, the numerator of which is
                           (x) the portion of the principal remittance amount for such Distribution Date that is attributable to principal received or advanced on the Group II
                           Mortgage Loans and the denominator of which is (y) the principal remittance amount for such Distribution
                           Date.

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Class A Principal          For any Distribution Date, an amount equal to the
Distribution Amount:       excess of (x) the aggregate Class Certificate Balance
                           of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 56.60% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related
                           Due Period over $7,358,664.

Class M-1 Principal        For any Distribution Date, an amount equal to the
Distribution Amount:       excess of (x) the sum of (i) the aggregate Class
                           Certificate Balance of the Class A Certificates
                           (after taking into account the payment of the Class A
                           Principal Distribution Amount on such Distribution
                           Date) and (ii) the Class Certificate Balance of the
                           Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 65.30% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related
                           Due Period over $7,358,664.

Class M-2 Principal        For any Distribution Date, an amount equal to the
Distribution Amount:       excess of (x) the sum of (i) the aggregate Class
                           Certificate Balance of the Class A Certificates
                           (after taking into account the payment of the Class A
                           Principal Distribution Amount on such Distribution
                           Date), (ii) the Class Certificate Balance of the
                           Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                           Amount on such Distribution Date) and (iii) the Class
                           Certificate Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately
                           73.80% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related
                           Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $7,358,664.

Class M-3 Principal        For any Distribution Date, an amount equal to the
Distribution Amount:       excess of (x) the sum of (i) the aggregate Class
                           Certificate Balance of the Class A Certificates
                           (after taking into account the payment of the Class A
                           Principal Distribution Amount on such Distribution
                           Date), (ii) the Class Certificate Balance of the
                           Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                           Amount on such Distribution Date), (iii) the Class
                           Certificate Balance of the Class M-2 Certificates
                           (after taking into account the payment of the Class
                           M-2 Principal Distribution Amount on such
                           Distribution Date) and (iv) the Class Certificate
                           Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 76.90% and
                           (ii) the aggregate principal balance of the Mortgage
                           Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $7,358,664.

Class M-4 Principal        For any Distribution Date, an amount equal to the
Distribution Amount:       excess of (x) the sum of (i) the aggregate Class
                           Certificate Balance of the Class A Certificates
                           (after taking into account the payment of the Class A
                           Principal Distribution Amount on such Distribution
                           Date), (ii) the Class Certificate Balance of the
                           Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                           Amount on such Distribution Date), (iii) the Class
                           Certificate Balance of the Class M-2 Certificates
                           (after taking into account the payment of the Class
                           M-2 Principal Distribution Amount on such
                           Distribution Date), (iv) the Class Certificate
                           Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal
                           Distribution Amount on such Distribution Date) and
                           (v) the Class Certificate Balance of the Class M-4
                           Certificates immediately prior to such Distribution
                           Date over (y) the lesser of (A) the product of (i) approximately 81.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $7,358,664.

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                                     Page 12
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Class M-5 Principal        For any Distribution Date, an amount equal to the
Distribution Amount:       excess of (x) the sum of (i) the aggregate Class
                           Certificate Balance of the Class A Certificates
                           (after taking into account the payment of the Class A
                           Principal Distribution Amount on such Distribution
                           Date), (ii) the Class Certificate Balance of the
                           Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                           Amount on such Distribution Date), (iii) the Class
                           Certificate Balance of the Class M-2 Certificates
                           (after taking into account the payment of the Class
                           M-2 Principal Distribution Amount on such
                           Distribution Date), (iv) the Class Certificate
                           Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal
                           Distribution Amount on such Distribution Date), (v) the Class Certificate Balance of the Class M-4
                           Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the Class
                           Certificate Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately
                           84.30% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related
                           Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $7,358,664.

Class M-6 Principal        For any Distribution Date, an amount equal to the
Distribution Amount:       excess of (x) the sum of (i) the aggregate Class
                           Certificate Balance of the Class A Certificates
                           (after taking into account the payment of the Class A
                           Principal Distribution Amount on such Distribution
                           Date), (ii) the Class Certificate Balance of the
                           Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                           Amount on such Distribution Date), (iii) the Class
                           Certificate Balance of the Class M-2 Certificates
                           (after taking into account the payment of the Class
                           M-2 Principal Distribution Amount on such
                           Distribution Date), (iv) the Class Certificate
                           Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal
                           Distribution Amount on such Distribution Date), (v) the Class Certificate Balance of the Class M-4
                           Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Certificate
                           Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal
                           Distribution Amount on such Distribution Date) and
                           (vii) the Class Certificate Balance of the Class M-6
                           Certificates immediately prior to such Distribution
                           Date over (y) the lesser of (A) the product of (i) approximately 87.20% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $7,358,664.

Class B-1 Principal        For any Distribution Date, an amount equal to the
Distribution Amount:       excess of (x) the sum of (i) the aggregate Class
                           Certificate Balance of the Class A Certificates
                           (after taking into account the payment of the Class A
                           Principal Distribution Amount on such Distribution
                           Date), (ii) the Class Certificate Balance of the
                           Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                           Amount on such Distribution Date), (iii) the Class
                           Certificate Balance of the Class M-2 Certificates
                           (after taking into account the payment of the Class
                           M-2 Principal Distribution Amount on such
                           Distribution Date), (iv) the Class Certificate
                           Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal
                           Distribution Amount on such Distribution Date), (v) the Class Certificate Balance of the Class M-4
                           Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Certificate
                           Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal
                           Distribution Amount on such Distribution Date), (vii) the Class Certificate Balance of the Class M-6
                           Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date) and (viii) the Class
                           Certificate Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately
                           90.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related
                           Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $7,358,664.



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                                     Page 13
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Class B-2 Principal        For any Distribution Date, an amount equal to the
Distribution Amount:       excess of (x) the sum of (i) the aggregate Class
                           Certificate Balance of the Class A Certificates
                           (after taking into account the payment of the Class A
                           Principal Distribution Amount on such Distribution
                           Date), (ii) the Class Certificate Balance of the
                           Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                           Amount on such Distribution Date), (iii) the Class
                           Certificate Balance of the Class M-2 Certificates
                           (after taking into account the payment of the Class
                           M-2 Principal Distribution Amount on such
                           Distribution Date), (iv) the Class Certificate
                           Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal
                           Distribution Amount on such Distribution Date), (v) the Class Certificate Balance of the Class M-4
                           Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Certificate
                           Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal
                           Distribution Amount on such Distribution Date), (vii) the Class Certificate Balance of the Class M-6
                           Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Class Certificate
                           Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal
                           Distribution Amount on such Distribution Date) and
                           (ix) the Class Certificate Balance of the Class B-2
                           Certificates immediately prior to such Distribution
                           Date over (y) the lesser of (A) the product of (i) approximately 91.80% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $7,358,664.

Class B-3 Principal        For any Distribution Date, an amount equal to the
Distribution Amount:       excess of (x) the sum of (i) the aggregate Class
                           Certificate Balance of the Class A Certificates
                           (after taking into account the payment of the Class A
                           Principal Distribution Amount on such Distribution
                           Date), (ii) the Class Certificate Balance of the
                           Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                           Amount on such Distribution Date), (iii) the Class
                           Certificate Balance of the Class M-2 Certificates
                           (after taking into account the payment of the Class
                           M-2 Principal Distribution Amount on such
                           Distribution Date), (iv) the Class Certificate
                           Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal
                           Distribution Amount on such Distribution Date), (v) the Class Certificate Balance of the Class M-4
                           Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Certificate
                           Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal
                           Distribution Amount on such Distribution Date), (vii) the Class Certificate Balance of the Class M-6
                           Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Class Certificate
                           Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal
                           Distribution Amount on such Distribution Date), (ix) the Class Certificate Balance of the Class B-2
                           Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date) and (x) the Class Certificate
                           Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 94.20% and
                           (ii) the aggregate principal balance of the Mortgage
                           Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $7,358,664.


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refer to important information and qualifications at the end of this material.
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                                     Page 14

Allocation of Losses:      If on any distribution date, after giving effect to
                           all distributions of principal as described above and allocations of payments from the Swap Account to pay principal as described under "--Swap Payment
                           Priority", the aggregate Class Certificate Balances of the Offered Certificates exceeds the aggregate
                           Stated Principal Balance of the mortgage loans for that distribution date, the Class Certificate Balance of the applicable Class M or Class B certificates will be reduced, in inverse order of seniority
                           (beginning with the Class B-3 certificates) by an amount equal to that excess, until that Class
                           Certificate Balance is reduced to zero. This reduction of a Class Certificate Balance for Realized
                           Losses is referred to as an "Applied Realized Loss
                           Amount." In the event Applied Realized Loss Amounts are allocated to any class of certificates, its Class
                           Certificate Balance will be reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis Risk CarryForward
                           Amounts on the amounts written down on that distribution date or any future distribution dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Certificate Balance of any class of certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "Subsequent Recovery"), the Class Certificate Balance of each class of certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Unpaid Realized Loss Amount for the applicable class of Subordinated Certificates for the related distribution date). Any Subsequent Recovery that is received during a Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance Amount for the related distribution date.

Trust Tax Status:          Portions of the trust will be treated as multiple
                           real estate mortgage investment conduits, or REMICs, for federal income tax purposes. The Offered
                           Certificates will represent regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and interests in certain basis risk interest carry forward payments, pursuant to the payment priorities in the transaction. Each interest in basis risk interest carry forward payments will be treated as an interest rate cap contract for federal income tax purposes.

ERISA Eligibility:         The Offered Certificates are expected to be ERISA
                           eligible. Plan fiduciaries should note the additional representations deemed to be made because of the swap agreement, which will be described under "ERISA
                           Considerations" in the free writing prospectus supplement and the prospectus supplement for the Morgan Stanley ABS Capital I Inc. Trust 2006-HE6 transaction.

SMMEA Eligibility:         None of the Certificates will be SMMEA eligible.

Registration Statement     This term sheet does not contain all information that
and Prospectus:            is required to be included in a registration
                           statement, or in a base prospectus and prospectus supplement. The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.
                           Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, the underwriters or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.
                           The registration statement referred to above
                           (including the prospectus) is incorporated in this term sheet by reference and may be accessed by clicking on the following hyperlink:
                           http://www.sec.gov/Archives/edgar/data/1030442/
                           000090514806002120/efc6-1020_forms3a.txt

Risk Factors:              PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS INCLUDED
                           IN THE REGISTRATION STATEMENT AND IN THE FREE WRITING
                           PROSPECTUS SUPPLEMENT AND THE PROSPECTUS SUPPLEMENT
                           FOR MORGAN STANLEY ABS CAPITAL I INC. TRUST 2006-HE6
                           TRANSACTION REFERRED FOR A DESCRIPTION OF INFORMATION
                           THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN
                           INVESTMENT IN THE OFFERED CERTIFICATES.


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refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Static Pool Information:   Information concerning the sponsor's prior
                           residential mortgage loan securitizations involving fixed- and adjustable-rate subprime mortgage loans secured by first- or second-lien mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.morganstanley.com/institutional/abs_spi/
                           Subprime.html. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization Cut-off Date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this term sheet.
                           Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this term sheet. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Weighted Average Life Sensitivity
To CALL


       PPC (%)                       50            60           75           100          125              150             175
------------------------------------------------------------------------------------------------------------------------------------
  A-1  WAL (yrs)                     4.88          4.08         3.24         2.32          1.67            1.18            0.97
       First Payment Date         10/25/2006    10/25/2006   10/25/2006   10/25/2006    10/25/2006      10/25/2006      10/25/2006
       Expected Final Maturity     7/25/2021    5/25/2019    10/25/2016    1/25/2014    5/25/2012        9/25/2009       3/25/2009
       Window                       1 - 178      1 - 152       1 - 121      1 - 88        1 - 68          1 - 36          1 - 30
A-2fpt WAL (yrs)                     2.22          1.85         1.47         1.09          0.85            0.70            0.58
       First Payment Date         10/25/2006    10/25/2006   10/25/2006   10/25/2006    10/25/2006      10/25/2006      10/25/2006
       Expected Final Maturity    10/25/2011    12/25/2010    1/25/2010    2/25/2009    7/25/2008        3/25/2008      12/25/2007
       Window                       1 - 61        1 - 51       1 - 40       1 - 29        1 - 22          1 - 18          1 - 15
 A-2a  WAL (yrs)                     1.62          1.35         1.08         0.80          0.63            0.52            0.43
       First Payment Date         10/25/2006    10/25/2006   10/25/2006   10/25/2006    10/25/2006      10/25/2006      10/25/2006
       Expected Final Maturity     2/25/2010    7/25/2009    12/25/2008    5/25/2008    1/25/2008       10/25/2007       8/25/2007
       Window                       1 - 41        1 - 34       1 - 27       1 - 20        1 - 16          1 - 13          1 - 11
 A-2b  WAL (yrs)                     4.17          3.46         2.74         2.00          1.57            1.27            1.06
       First Payment Date          2/25/2010    7/25/2009    12/25/2008    5/25/2008    1/25/2008       10/25/2007       8/25/2007
       Expected Final Maturity    10/25/2011    12/25/2010    1/25/2010    2/25/2009    7/25/2008        3/25/2008      12/25/2007
       Window                       41 - 61      34 - 51       27 - 40      20 - 29      16 - 22          13 - 18         11 - 15
 A-2c  WAL (yrs)                     7.74          6.43         5.08         3.50          2.31            1.86            1.54
       First Payment Date         10/25/2011    12/25/2010    1/25/2010    2/25/2009    7/25/2008        3/25/2008      12/25/2007
       Expected Final Maturity     1/25/2018    2/25/2016     3/25/2014    2/25/2012    7/25/2009        1/25/2009       8/25/2008
       Window                      61 - 136      51 - 113      40 - 90      29 - 65      22 - 34          18 - 28         15 - 23
 A-2d  WAL (yrs)                     14.02        11.87         9.43         6.87          4.96            2.68            2.18
       First Payment Date          1/25/2018    2/25/2016     3/25/2014    2/25/2012    7/25/2009        1/25/2009       8/25/2008
       Expected Final Maturity     7/25/2021    5/25/2019    10/25/2016    1/25/2014    5/25/2012        4/25/2011       3/25/2009
       Window                      136 - 178    113 - 152     90 - 121      65 - 88      34 - 68          28 - 55         23 - 30
  M-1  WAL (yrs)                     9.89          8.30         6.58         5.06          4.78            4.58            3.62
       First Payment Date          6/25/2011    8/25/2010    10/25/2009    3/25/2010    11/25/2010       4/25/2011       3/25/2009
       Expected Final Maturity     7/25/2021    5/25/2019    10/25/2016    1/25/2014    5/25/2012        4/25/2011       6/25/2010
       Window                      57 - 178      47 - 152     37 - 121      42 - 88      50 - 68          55 - 55         30 - 45
  M-2  WAL (yrs)                     9.89          8.30         6.58         4.99          4.43            4.52            3.73
       First Payment Date          6/25/2011    8/25/2010    10/25/2009    1/25/2010    6/25/2010       12/25/2010       4/25/2010
       Expected Final Maturity     7/25/2021    5/25/2019    10/25/2016    1/25/2014    5/25/2012        4/25/2011       6/25/2010
       Window                      57 - 178      47 - 152     37 - 121      40 - 88      45 - 68          51 - 55         43 - 45
  M-3  WAL (yrs)                     9.89          8.30         6.58         4.95          4.28            4.21            3.53
       First Payment Date          6/25/2011    8/25/2010    10/25/2009    1/25/2010    4/25/2010        9/25/2010       1/25/2010
       Expected Final Maturity     7/25/2021    5/25/2019    10/25/2016    1/25/2014    5/25/2012        4/25/2011       6/25/2010
       Window                      57 - 178      47 - 152     37 - 121      40 - 88      43 - 68          48 - 55         40 - 45
  M-4  WAL (yrs)                     9.89          8.30         6.58         4.94          4.22            4.03            3.36
       First Payment Date          6/25/2011    8/25/2010    10/25/2009   12/25/2009    3/25/2010        6/25/2010      11/25/2009
       Expected Final Maturity     7/25/2021    5/25/2019    10/25/2016    1/25/2014    5/25/2012        4/25/2011       6/25/2010
       Window                      57 - 178      47 - 152     37 - 121      39 - 88      42 - 68          45 - 55         38 - 45
  M-5  WAL (yrs)                     9.89          8.30         6.58         4.93          4.16            3.88            3.23
       First Payment Date          6/25/2011    8/25/2010    10/25/2009   11/25/2009    1/25/2010        4/25/2010       9/25/2009
       Expected Final Maturity     7/25/2021    5/25/2019    10/25/2016    1/25/2014    5/25/2012        4/25/2011       6/25/2010
       Window                      57 - 178      47 - 152     37 - 121      38 - 88      40 - 68          43 - 55         36 - 45
  M-6  WAL (yrs)                     9.89          8.30         6.58         4.91          4.12            3.79            3.15
       First Payment Date          6/25/2011    8/25/2010    10/25/2009   11/25/2009    1/25/2010        2/25/2010       8/25/2009
       Expected Final Maturity     7/25/2021    5/25/2019    10/25/2016    1/25/2014    5/25/2012        4/25/2011       6/25/2010
       Window                      57 - 178      47 - 152     37 - 121      38 - 88      40 - 68          41 - 55         35 - 45
  B-1  WAL (yrs)                     9.89          8.30         6.58         4.91          4.08            3.71            3.08
       First Payment Date          6/25/2011    8/25/2010    10/25/2009   11/25/2009    12/25/2009       1/25/2010       7/25/2009
       Expected Final Maturity     7/25/2021    5/25/2019    10/25/2016    1/25/2014    5/25/2012        4/25/2011       6/25/2010
       Window                      57 - 178      47 - 152     37 - 121      38 - 88      39 - 68          40 - 55         34 - 45
  B-2  WAL (yrs)                     9.89          8.30         6.58         4.90          4.07            3.66            3.03
       First Payment Date          6/25/2011    8/25/2010    10/25/2009   10/25/2009    11/25/2009      12/25/2009       6/25/2009
       Expected Final Maturity     7/25/2021    5/25/2019    10/25/2016    1/25/2014    5/25/2012        4/25/2011       6/25/2010
       Window                      57 - 178      47 - 152     37 - 121      37 - 88      38 - 68          39 - 55         33 - 45
  B-3  WAL (yrs)                     9.89          8.30         6.58         4.89          4.04            3.62            3.00
       First Payment Date          6/25/2011    8/25/2010    10/25/2009   10/25/2009    11/25/2009      11/25/2009       5/25/2009
       Expected Final Maturity     7/25/2021    5/25/2019    10/25/2016    1/25/2014    5/25/2012        4/25/2011       6/25/2010
       Window                      57 - 178      47 - 152     37 - 121      37 - 88      38 - 68          38 - 55         32 - 45
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Weighted Average Life Sensitivity
To MATURITY


       PPC (%)                         50          60           75           100           125            150              175
------------------------------------------------------------------------------------------------------------------------------------
 A-1    WAL (yrs)                     5.22         4.37         3.48         2.50           1.80          1.18           0.97
        First Payment Date         10/25/2006   10/25/2006   10/25/2006   10/25/2006     10/25/2006    10/25/2006     10/25/2006
        Expected Final Maturity     1/25/2035   12/25/2031   7/25/2027     2/25/2022     8/25/2018      9/25/2009     3/25/2009
        Window                       1 - 340     1 - 303      1 - 250       1 - 185       1 - 143        1 - 36         1 - 30
A-2fpt  WAL (yrs)                     2.22         1.85         1.47         1.09           0.85          0.70           0.58
        First Payment Date         10/25/2006   10/25/2006   10/25/2006   10/25/2006     10/25/2006    10/25/2006     10/25/2006
        Expected Final Maturity    10/25/2011   12/25/2010   1/25/2010     2/25/2009     7/25/2008      3/25/2008     12/25/2007
        Window                       1 - 61       1 - 51       1 - 40       1 - 29         1 - 22        1 - 18         1 - 15
 A-2a   WAL (yrs)                     1.62         1.35         1.08         0.80           0.63          0.52           0.43
        First Payment Date         10/25/2006   10/25/2006   10/25/2006   10/25/2006     10/25/2006    10/25/2006     10/25/2006
        Expected Final Maturity     2/25/2010   7/25/2009    12/25/2008    5/25/2008     1/25/2008     10/25/2007     8/25/2007
        Window                       1 - 41       1 - 34       1 - 27       1 - 20         1 - 16        1 - 13         1 - 11
 A-2b   WAL (yrs)                     4.17         3.46         2.74         2.00           1.57          1.27           1.06
        First Payment Date          2/25/2010   7/25/2009    12/25/2008    5/25/2008     1/25/2008     10/25/2007     8/25/2007
        Expected Final Maturity    10/25/2011   12/25/2010   1/25/2010     2/25/2009     7/25/2008      3/25/2008     12/25/2007
        Window                       41 - 61     34 - 51      27 - 40       20 - 29       16 - 22        13 - 18       11 - 15
 A-2c   WAL (yrs)                     7.74         6.43         5.08         3.50           2.31          1.86           1.54
        First Payment Date         10/25/2011   12/25/2010   1/25/2010     2/25/2009     7/25/2008      3/25/2008     12/25/2007
        Expected Final Maturity     1/25/2018   2/25/2016    3/25/2014     2/25/2012     7/25/2009      1/25/2009     8/25/2008
        Window                      61 - 136     51 - 113     40 - 90       29 - 65       22 - 34        18 - 28       15 - 23
 A-2d   WAL (yrs)                     16.88       14.37        11.56         8.53           6.28          2.76           2.18
        First Payment Date          1/25/2018   2/25/2016    3/25/2014     2/25/2012     7/25/2009      1/25/2009     8/25/2008
        Expected Final Maturity    10/25/2035   1/25/2033    9/25/2028     3/25/2023     10/25/2019     3/25/2017     3/25/2009
        Window                      136 - 349   113 - 316     90 - 264     65 - 198       34 - 157      28 - 126       23 - 30
 M-1    WAL (yrs)                     10.88        9.14         7.29         5.61           5.21          6.95           5.62
        First Payment Date          6/25/2011   8/25/2010    10/25/2009    3/25/2010     11/25/2010     1/25/2012     3/25/2009
        Expected Final Maturity    12/25/2032   9/25/2029    6/25/2025    11/25/2020     9/25/2017     10/25/2016     5/25/2015
        Window                      57 - 315     47 - 276     37 - 225     42 - 170       50 - 132      64 - 121       30 - 104
 M-2    WAL (yrs)                     10.85        9.11         7.26         5.52           4.84          5.00           4.22
        First Payment Date          6/25/2011   8/25/2010    10/25/2009    1/25/2010     6/25/2010     12/25/2010     4/25/2010
        Expected Final Maturity     1/25/2032   9/25/2028    8/25/2024     2/25/2020     2/25/2017      2/25/2015     8/25/2013
        Window                      57 - 304     47 - 264     37 - 215     40 - 161       45 - 125      51 - 101       43 - 83
 M-3    WAL (yrs)                     10.81        9.08         7.23         5.46           4.68          4.52           3.79
        First Payment Date          6/25/2011   8/25/2010    10/25/2009    1/25/2010     4/25/2010      9/25/2010     1/25/2010
        Expected Final Maturity    10/25/2030   6/25/2027    6/25/2023     4/25/2019     6/25/2016      7/25/2014     2/25/2013
        Window                      57 - 289     47 - 249     37 - 201     40 - 151       43 - 117       48 - 94       40 - 77
 M-4    WAL (yrs)                     10.78        9.04         7.20         5.42           4.60          4.33           3.61
        First Payment Date          6/25/2011   8/25/2010    10/25/2009   12/25/2009     3/25/2010      6/25/2010     11/25/2009
        Expected Final Maturity     2/25/2030   11/25/2026   12/25/2022   11/25/2018     2/25/2016      4/25/2014     12/25/2012
        Window                      57 - 281     47 - 242     37 - 195     39 - 146       42 - 113       45 - 91       38 - 75
 M-5    WAL (yrs)                     10.72        8.99         7.16         5.38           4.51          4.16           3.46
        First Payment Date          6/25/2011   8/25/2010    10/25/2009   11/25/2009     1/25/2010      4/25/2010     9/25/2009
        Expected Final Maturity     2/25/2029   11/25/2025   2/25/2022     4/25/2018     8/25/2015     11/25/2013     8/25/2012
        Window                      57 - 269     47 - 230     37 - 185     38 - 139       40 - 107       43 - 86       36 - 71
 M-6    WAL (yrs)                     10.66        8.93         7.12         5.32           4.44          4.04           3.36
        First Payment Date          6/25/2011   8/25/2010    10/25/2009   11/25/2009     1/25/2010      2/25/2010     8/25/2009
        Expected Final Maturity     2/25/2028   12/25/2024   7/25/2021     9/25/2017     3/25/2015      7/25/2013     4/25/2012
        Window                      57 - 257     47 - 219     37 - 178     38 - 132       40 - 102       41 - 82       35 - 67
 B-1    WAL (yrs)                     10.56        8.84         7.05         5.27           4.36          3.92           3.26
        First Payment Date          6/25/2011   8/25/2010    10/25/2009   11/25/2009     12/25/2009     1/25/2010     7/25/2009
        Expected Final Maturity     1/25/2027   12/25/2023   10/25/2020    1/25/2017     9/25/2014      2/25/2013     12/25/2011
        Window                      57 - 244     47 - 207     37 - 169     38 - 124       39 - 96        40 - 77       34 - 63
 B-2    WAL (yrs)                     10.43        8.73         6.95         5.19           4.29          3.83           3.17
        First Payment Date          6/25/2011   8/25/2010    10/25/2009   10/25/2009     11/25/2009    12/25/2009     6/25/2009
        Expected Final Maturity     8/25/2025   8/25/2022    9/25/2019     3/25/2016     1/25/2014      8/25/2012     7/25/2011
        Window                      57 - 227     47 - 191     37 - 156     37 - 114       38 - 88        39 - 71       33 - 58
 B-3    WAL (yrs)                     10.23        8.58         6.81         5.07           4.18          3.72           3.09
        First Payment Date          6/25/2011   8/25/2010    10/25/2009   10/25/2009     11/25/2009    11/25/2009     5/25/2009
        Expected Final Maturity     7/25/2024   9/25/2021    11/25/2018    8/25/2015     8/25/2013      3/25/2012     3/25/2011
        Window                      57 - 214     47 - 180     37 - 146     37 - 107       38 - 83        38 - 66       32 - 54
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

CPR Sensitivity
To CALL

         CPR (%)                           20              25           30
--------------------------------------------------------------------------------
  A-1    WAL (yrs)                         3.26           2.52           1.97
         First Payment Date             10/25/2006     10/25/2006     10/25/2006
         Expected Final Maturity        10/25/2016     8/25/2014      2/25/2013
         Window                           1 - 121        1 - 95         1 - 77
A-2fpt   WAL (yrs)                         1.43           1.12           0.91
         First Payment Date             10/25/2006     10/25/2006     10/25/2006
         Expected Final Maturity         1/25/2010     3/25/2009      9/25/2008
         Window                           1 - 40         1 - 30         1 - 24
 A-2a    WAL (yrs)                         1.04           0.82           0.67
         First Payment Date             10/25/2006     10/25/2006     10/25/2006
         Expected Final Maturity        12/25/2008     6/25/2008      2/25/2008
         Window                           1 - 27         1 - 21         1 - 17
 A-2b    WAL (yrs)                         2.70           2.10           1.71
         First Payment Date             12/25/2008     6/25/2008      2/25/2008
         Expected Final Maturity         1/25/2010     3/25/2009      9/25/2008
         Window                           27 - 40       21 - 30        17 - 24
 A-2c    WAL (yrs)                         5.05           3.81           2.70
         First Payment Date              1/25/2010     3/25/2009      9/25/2008
         Expected Final Maturity         2/25/2014     7/25/2012      6/25/2011
         Window                           40 - 89       30 - 70        24 - 57
 A-2d    WAL (yrs)                         9.41           7.38           5.98
         First Payment Date              2/25/2014     7/25/2012      6/25/2011
         Expected Final Maturity        10/25/2016     8/25/2014      2/25/2013
         Window                          89 - 121       70 - 95        57 - 77
  M-1    WAL (yrs)                         6.58           5.31           4.80
         First Payment Date             10/25/2009     2/25/2010      7/25/2010
         Expected Final Maturity        10/25/2016     8/25/2014      2/25/2013
         Window                          37 - 121       41 - 95        46 - 77
  M-2    WAL (yrs)                         6.58           5.27           4.62
         First Payment Date             10/25/2009     1/25/2010      4/25/2010
         Expected Final Maturity        10/25/2016     8/25/2014      2/25/2013
         Window                          37 - 121       40 - 95        43 - 77
  M-3    WAL (yrs)                         6.58           5.24           4.54
         First Payment Date             10/25/2009     12/25/2009     3/25/2010
         Expected Final Maturity        10/25/2016     8/25/2014      2/25/2013
         Window                          37 - 121       39 - 95        42 - 77
  M-4    WAL (yrs)                         6.58           5.24           4.50
         First Payment Date             10/25/2009     11/25/2009     1/25/2010
         Expected Final Maturity        10/25/2016     8/25/2014      2/25/2013
         Window                          37 - 121       38 - 95        40 - 77
  M-5    WAL (yrs)                         6.58           5.22           4.46
         First Payment Date             10/25/2009     11/25/2009     1/25/2010
         Expected Final Maturity        10/25/2016     8/25/2014      2/25/2013
         Window                          37 - 121       38 - 95        40 - 77
  M-6    WAL (yrs)                         6.58           5.22           4.43
         First Payment Date             10/25/2009     11/25/2009     12/25/2009
         Expected Final Maturity        10/25/2016     8/25/2014      2/25/2013
         Window                          37 - 121       38 - 95        39 - 77
  B-1    WAL (yrs)                         6.58           5.22           4.42
         First Payment Date             10/25/2009     10/25/2009     11/25/2009
         Expected Final Maturity        10/25/2016     8/25/2014      2/25/2013
         Window                          37 - 121       37 - 95        38 - 77
  B-2    WAL (yrs)                         6.58           5.21           4.40
         First Payment Date             10/25/2009     10/25/2009     11/25/2009
         Expected Final Maturity        10/25/2016     8/25/2014      2/25/2013
         Window                          37 - 121       37 - 95        38 - 77
  B-3    WAL (yrs)                         6.58           5.21           4.40
         First Payment Date             10/25/2009     10/25/2009     10/25/2009
         Expected Final Maturity        10/25/2016     8/25/2014      2/25/2013
         Window                          37 - 121       37 - 95        37 - 77
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

CPR Sensitivity
To MATURITY

          CPR (%)                          20             25              30
--------------------------------------------------------------------------------
   A-1    WAL (yrs)                       3.53           2.74            2.15
          First Payment Date           10/25/2006     10/25/2006      10/25/2006
          Expected Final Maturity      10/25/2028     5/25/2024       3/25/2021
          Window                         1 - 265       1 - 212         1 - 174
 A-2fpt   WAL (yrs)                       1.43           1.12            0.91
          First Payment Date           10/25/2006     10/25/2006      10/25/2006
          Expected Final Maturity       1/25/2010     3/25/2009       9/25/2008
          Window                         1 - 40         1 - 30          1 - 24
  A-2a    WAL (yrs)                       1.04           0.82            0.67
          First Payment Date           10/25/2006     10/25/2006      10/25/2006
          Expected Final Maturity      12/25/2008     6/25/2008       2/25/2008
          Window                         1 - 27         1 - 21          1 - 17
  A-2b    WAL (yrs)                       2.70           2.10            1.71
          First Payment Date           12/25/2008     6/25/2008       2/25/2008
          Expected Final Maturity       1/25/2010     3/25/2009       9/25/2008
          Window                         27 - 40       21 - 30         17 - 24
  A-2c    WAL (yrs)                       5.05           3.81            2.70
          First Payment Date            1/25/2010     3/25/2009       9/25/2008
          Expected Final Maturity       2/25/2014     7/25/2012       6/25/2011
          Window                         40 - 89       30 - 70         24 - 57
  A-2d    WAL (yrs)                       11.50          9.04            7.35
          First Payment Date            2/25/2014     7/25/2012       6/25/2011
          Expected Final Maturity      11/25/2028     6/25/2024       4/25/2021
          Window                        89 - 266       70 - 213        57 - 175
   M-1    WAL (yrs)                       7.31           5.89            5.28
          First Payment Date           10/25/2009     2/25/2010       7/25/2010
          Expected Final Maturity       8/25/2025     9/25/2021       1/25/2019
          Window                        37 - 227       41 - 180        46 - 148
   M-2    WAL (yrs)                       7.28           5.83            5.08
          First Payment Date           10/25/2009     1/25/2010       4/25/2010
          Expected Final Maturity      10/25/2024     2/25/2021       6/25/2018
          Window                        37 - 217       40 - 173        43 - 141
   M-3    WAL (yrs)                       7.25           5.78            4.97
          First Payment Date           10/25/2009     12/25/2009      3/25/2010
          Expected Final Maturity       8/25/2023     3/25/2020       8/25/2017
          Window                        37 - 203       39 - 162        42 - 131
   M-4    WAL (yrs)                       7.22           5.75            4.91
          First Payment Date           10/25/2009     11/25/2009      1/25/2010
          Expected Final Maturity       2/25/2023     10/25/2019      4/25/2017
          Window                        37 - 197       38 - 157        40 - 127
   M-5    WAL (yrs)                       7.17           5.70            4.85
          First Payment Date           10/25/2009     11/25/2009      1/25/2010
          Expected Final Maturity       4/25/2022     2/25/2019       10/25/2016
          Window                        37 - 187       38 - 149        40 - 121
   M-6    WAL (yrs)                       7.13           5.66            4.79
          First Payment Date           10/25/2009     11/25/2009      12/25/2009
          Expected Final Maturity       7/25/2021     6/25/2018       4/25/2016
          Window                        37 - 178       38 - 141        39 - 115
   B-1    WAL (yrs)                       7.05           5.59            4.73
          First Payment Date           10/25/2009     10/25/2009      11/25/2009
          Expected Final Maturity      10/25/2020     10/25/2017      9/25/2015
          Window                        37 - 169       37 - 133        38 - 108
   B-2    WAL (yrs)                       6.96           5.51            4.64
          First Payment Date           10/25/2009     10/25/2009      11/25/2009
          Expected Final Maturity       9/25/2019     12/25/2016      1/25/2015
          Window                        37 - 156       37 - 123        38 - 100
   B-3    WAL (yrs)                       6.82           5.39            4.55
          First Payment Date           10/25/2009     10/25/2009      10/25/2009
          Expected Final Maturity      12/25/2018     4/25/2016       6/25/2014
          Window                        37 - 147       37 - 115        37 - 93
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


Period        A-1 Cap (%)  A-2fpt Cap (%)    A-2a Cap (%)   A-2b Cap (%)    A-2c Cap (%)   A-2d Cap (%)
------        -----------  --------------    ------------   ------------    ------------   ------------
               Actual/360     Actual/360      Actual/360     Actual/360      Actual/360     Actual/360
  0               -            -                -              -                -             -
  1             20.13        20.06            20.05          20.10            20.15         20.24
  2             20.13        20.06            20.05          20.10            20.15         20.24
  3             20.13        20.06            20.05          20.10            20.15         20.24
  4             20.13        20.06            20.05          20.10            20.15         20.24
  5             20.13        20.06            20.05          20.10            20.15         20.24
  6             20.13        20.06            20.05          20.10            20.15         20.24
  7             20.13        20.06            20.05          20.10            20.15         20.24
  8             20.13        20.06            20.05          20.10            20.15         20.24
  9             20.13        20.06            20.05          20.10            20.15         20.24
  10            20.13        20.06            20.05          20.10            20.15         20.24
  11            20.13        20.06            20.05          20.10            20.15         20.24
  12            20.13        20.06            20.05          20.10            20.15         20.24
  13            20.13        20.06            20.05          20.10            20.15         20.24
  14            20.13        20.06            20.05          20.10            20.15         20.19
  15            20.13        20.06            20.05          20.10            20.14         20.15
  16            19.87        19.84            19.84          19.84            19.84         19.84
  17            19.70        19.67            19.67          19.67            19.67         19.67
  18            19.84        19.81            19.81          19.81            19.81         19.81
  19            19.39        19.36            19.36          19.36            19.36         19.36
  20            19.39        19.36            19.36          19.36            19.36         19.36
  21            19.09        19.06              -            19.06            19.06         19.06
  22            18.56        18.69              -            18.69            18.69         18.69
  23            18.25        18.35              -            18.35            18.35         18.35
  24            18.17        18.27              -            18.27            18.27         18.27
  25            18.33        18.43              -            18.43            18.43         18.43
  26            18.01        18.11              -            18.11            18.11         18.11
  27            18.18        18.28              -            18.28            18.28         18.28
  28            16.05        16.04              -            16.04            16.04         16.04
  29            16.01        15.99              -            15.99            15.99         15.99
  30            17.05          -                -              -              17.04         17.04
  31            16.00          -                -              -              15.99         15.99
  32            16.34          -                -              -              16.32         16.32
  33            16.01          -                -              -              16.00         16.00
  34            15.51          -                -              -              15.46         15.46
  35            15.17          -                -              -              15.11         15.11
  36            15.24          -                -              -              15.18         15.18
  37            62.20          -                -              -              62.14         62.14
  38            18.64          -                -              -              18.58         18.58
  39            19.00          -                -              -              18.93         18.93
  40            19.25          -                -              -              19.15         19.15
  41            19.11          -                -              -              18.99         18.99
  42            20.68          -                -              -              20.55         20.55
  43            18.80          -                -              -              18.69         18.69
  44            19.19          -                -              -              19.07         19.07
  45            18.52          -                -              -              18.40         18.40

(1)Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider
(2)Run to maturity assuming 100% PPC, no losses and 1 month LIBOR, 6 month LIBOR, and 1 year CMT rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


 Period        A-1 Cap (%)  A-2fpt Cap (%)    A-2a Cap (%)   A-2b Cap (%)    A-2c Cap (%)   A-2d Cap (%)
 ------        -----------  --------------    ------------   ------------    ------------   ------------
                Actual/360     Actual/360      Actual/360     Actual/360      Actual/360     Actual/360
  46            19.32          -                -              -              19.14         19.14
  47            18.76          -                -              -              18.58         18.58
  48            18.74          -                -              -              18.56         18.56
  49            19.26          -                -              -              19.07         19.07
  50            18.70          -                -              -              18.51         18.51
  51            19.21          -                -              -              19.02         19.02
  52            18.68          -                -              -              18.49         18.49
  53            18.67          -                -              -              18.48         18.48
  54            20.39          -                -              -              20.18         20.18
  55            18.63          -                -              -              18.44         18.44
  56            17.37          -                -              -              17.17         17.17
  57            16.80          -                -              -              16.61         16.61
  58            17.37          -                -              -              17.17         17.17
  59            16.82          -                -              -              16.63         16.63
  60            16.81          -                -              -              16.62         16.62
  61            17.36          -                -              -              17.17         17.17
  62            16.80          -                -              -              16.61         16.61
  63            17.35          -                -              -              17.15         17.15
  64            16.79          -                -              -              16.60         16.60
  65            16.78          -                -              -              16.59         16.59
  66            17.93          -                -              -              17.73         17.73
  67            16.77          -                -              -                -           16.58
  68            17.32          -                -              -                -           17.12
  69            16.76          -                -              -                -           16.57
  70            17.31          -                -              -                -           17.11
  71            16.75          -                -              -                -           16.56
  72            16.74          -                -              -                -           16.55
  73            17.29          -                -              -                -           17.09
  74            16.73          -                -              -                -           16.54
  75            17.28          -                -              -                -           17.08
  76            16.71          -                -              -                -           16.52
  77            16.71          -                -              -                -           16.52
  78            18.49          -                -              -                -           18.28
  79            16.70          -                -              -                -           16.51
  80            17.25          -                -              -                -           17.05
  81            16.68          -                -              -                -           16.50
  82            17.23          -                -              -                -           17.04
  83            16.67          -                -              -                -           16.48
  84            16.67          -                -              -                -           16.48
  85            17.22          -                -              -                -           17.02
  86            16.65          -                -              -                -           16.46
  87            17.20          -                -              -                -           17.01
  88            16.64          -                -              -                -           16.45
  89            16.64          -                -              -                -           16.45
  90            18.41          -                -              -                -           18.20
  91            16.62          -                -              -                -           16.43

(1)Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider
(2)Run to maturity assuming 100% PPC, no losses and 1 month LIBOR, 6 month LIBOR, and 1 year CMT rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


 Period        A-1 Cap (%)  A-2fpt Cap (%)    A-2a Cap (%)   A-2b Cap (%)    A-2c Cap (%)   A-2d Cap (%)
 ------        -----------  --------------    ------------   ------------    ------------   ------------
                Actual/360     Actual/360      Actual/360     Actual/360      Actual/360     Actual/360
  92            17.17          -                -              -                -           16.97
  93            16.61          -                -              -                -           16.42
  94            16.19          -                -              -                -           15.99
  95            13.52          -                -              -                -           13.33
  96            13.55          -                -              -                -           13.36
  97            14.03          -                -              -                -           13.83
  98            13.61          -                -              -                -           13.42
  99            14.09          -                -              -                -           13.89
 100            13.67          -                -              -                -           13.48
 101            13.70          -                -              -                -           13.51
 102            15.20          -                -              -                -           14.99
 103            13.76          -                -              -                -           13.57
 104            14.26          -                -              -                -           14.06
 105            13.83          -                -              -                -           13.64
 106            14.33          -                -              -                -           14.14
 107            13.91          -                -              -                -           13.72
 108            13.95          -                -              -                -           13.76
 109            14.45          -                -              -                -           14.26
 110            14.03          -                -              -                -           13.84
 111            14.54          -                -              -                -           14.34
 112            14.12          -                -              -                -           13.92
 113            14.16          -                -              -                -           13.97
 114            15.19          -                -              -                -           14.98
 115            14.25          -                -              -                -           14.06
 116            14.78          -                -              -                -           14.58
 117            14.35          -                -              -                -           14.16
 118            14.89          -                -              -                -           14.69
 119            14.68          -                -              -                -           14.58
 120            14.74          -                -              -                -           14.64
 121            15.29          -                -              -                -           15.19
 122            14.86          -                -              -                -           14.76
 123            15.42          -                -              -                -           15.31
 124            14.98          -                -              -                -           14.88
 125            15.09          -                -              -                -           15.01
 126            16.79          -                -              -                -           16.70
 127            15.23          -                -              -                -           15.15
 128            15.82          -                -              -                -           15.73
 129            15.38          -                -              -                -           15.30
 130            15.97          -                -              -                -           15.89
 131            15.56          -                -              -                -           15.49
 132            15.64          -                -              -                -           15.57
 133            16.25          -                -              -                -           16.18
 134            15.81          -                -              -                -           15.74
 135            16.43          -                -              -                -           16.36
 136            15.99          -                -              -                -           15.92
 137            16.08          -                -              -                -           16.01

(1)Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider
(2)Run to maturity assuming 100% PPC, no losses and 1 month LIBOR, 6 month LIBOR, and 1 year CMT rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


Period        A-1 Cap (%)  A-2fpt Cap (%)    A-2a Cap (%)   A-2b Cap (%)    A-2c Cap (%)   A-2d Cap (%)
------        -----------  --------------    ------------   ------------    ------------   ------------
               Actual/360     Actual/360      Actual/360     Actual/360      Actual/360     Actual/360
 138            17.91          -                -              -                -           17.84
 139            16.28          -                -              -                -           16.21
 140            16.92          -                -              -                -           16.85
 141            16.48          -                -              -                -           16.41
 142            17.14          -                -              -                -           17.07
 143            16.70          -                -              -                -           16.63
 144            16.81          -                -              -                -           16.75
 145            17.49          -                -              -                -           17.42
 146            17.05          -                -              -                -           16.98
 147            17.74          -                -              -                -           17.68
 148            17.29          -                -              -                -           17.23
 149            17.42          -                -              -                -           17.36
 150            19.44          -                -              -                -           19.37
 151            17.69          -                -              -                -           17.63
 152            18.43          -                -              -                -           18.37
 153            17.98          -                -              -                -           17.92
 154            18.73          -                -              -                -           18.67
 155            18.28          -                -              -                -           18.22
 156            18.44          -                -              -                -           18.38
 157            19.22          -                -              -                -           19.16
 158            18.76          -                -              -                -           18.70
 159            19.56          -                -              -                -           19.50
 160            19.11          -                -              -                -           19.05
 161            19.29          -                -              -                -           19.23
 162            20.82          -                -              -                -           20.75
 163            19.66          -                -              -                -           19.61
 164            20.52          -                -              -                -           20.46
 165            20.06          -                -              -                -           20.00
 166            20.94          -                -              -                -           20.88
 167            20.48          -                -              -                -           20.42
 168            20.69          -                -              -                -           20.64
 169            21.61          -                -              -                -           21.56
 170            21.15          -                -              -                -           21.09
 171            22.11          -                -              -                -           22.05
 172            21.84          -                -              -                -           21.79
 173            22.32          -                -              -                -           22.27
 174            25.28          -                -              -                -           25.22
 175            23.39          -                -              -                -           23.34
 176            24.79          -                -              -                -           24.73
 177            24.64          -                -              -                -           24.59
 178            26.22          -                -              -                -           26.16
 179            29.21          -                -              -                -           29.17
 180            30.35          -                -              -                -           30.32
 181            32.67          -                -              -                -           32.64
 182            33.04          -                -              -                -           33.01
 183            35.80          -                -              -                -           35.77

(1)Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider
(2)Run to maturity assuming 100% PPC, no losses and 1 month LIBOR, 6 month LIBOR, and 1 year CMT rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


Period        A-1 Cap (%)  A-2fpt Cap (%)    A-2a Cap (%)   A-2b Cap (%)    A-2c Cap (%)   A-2d Cap (%)
------        -----------  --------------    ------------   ------------    ------------   ------------
               Actual/360     Actual/360      Actual/360     Actual/360      Actual/360     Actual/360
 184            36.47          -                -              -                -           36.44
 185            38.56          -                -              -                -           38.53
 186            45.36          -                -              -                -           45.33
 187              -            -                -              -                -           43.76
 188              -            -                -              -                -           48.66
 189              -            -                -              -                -           51.09
 190              -            -                -              -                -           57.86
 191              -            -                -              -                -           62.12
 192              -            -                -              -                -           69.99
 193              -            -                -              -                -           83.18
 194              -            -                -              -                -           95.19
 195              -            -                -              -                -           121.10
 196              -            -                -              -                -           153.76
 197              -            -                -              -                -           226.46
 198              -            -                -              -                -           488.21
 199              -            -                -              -                -             *
 200              -            -                -              -                -             -

* In Period 199 the Class A-2d has a beginning balance of approximately $5,154 and is paid approximately $268,706 in interest.














(1)Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider
(2)Run to maturity assuming 100% PPC, no losses and 1 month LIBOR, 6 month LIBOR, and 1 year CMT rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


 Period     M-1 Cap (%)  M-2 Cap (%)  M-3 Cap (%)  M-4 Cap (%)  M-5 Cap (%)  M-6 Cap (%)  B-1 Cap (%)  B-2 Cap (%)  B-3 Cap (%)
 ------     -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
            Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360
  0           -            -            -            -            -            -            -            -            -
  1         20.30        20.31        20.32        20.38        20.40        20.47        20.85        20.95        21.95
  2         20.30        20.31        20.32        20.38        20.40        20.47        20.85        20.95        21.95
  3         20.30        20.31        20.32        20.38        20.40        20.47        20.85        20.95        21.95
  4         20.30        20.31        20.32        20.38        20.40        20.47        20.85        20.95        21.95
  5         20.30        20.31        20.32        20.38        20.40        20.47        20.85        20.95        21.95
  6         20.30        20.31        20.32        20.38        20.40        20.47        20.85        20.95        21.95
  7         20.30        20.31        20.32        20.38        20.40        20.47        20.85        20.95        21.95
  8         20.30        20.31        20.32        20.38        20.40        20.47        20.85        20.95        21.95
  9         20.30        20.31        20.32        20.38        20.40        20.47        20.85        20.95        21.95
  10        20.30        20.31        20.32        20.38        20.40        20.47        20.85        20.95        21.95
  11        20.30        20.31        20.32        20.38        20.40        20.47        20.85        20.95        21.95
  12        20.30        20.31        20.32        20.38        20.40        20.47        20.85        20.95        21.95
  13        20.30        20.31        20.32        20.38        20.40        20.47        20.85        20.95        21.95
  14        19.87        19.87        19.88        19.89        19.89        19.91        19.99        20.02        20.24
  15        19.74        19.74        19.74        19.75        19.75        19.76        19.80        19.81        19.91
  16        19.38        19.38        19.38        19.38        19.38        19.38        19.38        19.38        19.38
  17        19.19        19.19        19.19        19.19        19.19        19.19        19.19        19.19        19.19
  18        19.27        19.27        19.27        19.27        19.27        19.27        19.27        19.27        19.27
  19        18.84        18.84        18.84        18.84        18.84        18.84        18.84        18.84        18.84
  20        18.80        18.80        18.80        18.80        18.80        18.80        18.80        18.80        18.80
  21        18.50        18.50        18.50        18.50        18.50        18.50        18.50        18.50        18.50
  22        17.89        17.89        17.89        17.89        17.89        17.89        17.89        17.89        17.89
  23        17.56        17.56        17.56        17.56        17.56        17.56        17.56        17.56        17.56
  24        17.44        17.44        17.44        17.44        17.44        17.44        17.44        17.44        17.44
  25        17.54        17.54        17.54        17.54        17.54        17.54        17.54        17.54        17.54
  26        17.20        17.20        17.20        17.20        17.20        17.20        17.20        17.20        17.20
  27        17.31        17.31        17.31        17.31        17.31        17.31        17.31        17.31        17.31
  28        14.99        14.99        14.99        14.99        14.99        14.99        14.99        14.99        14.99
  29        14.90        14.90        14.90        14.90        14.90        14.90        14.90        14.90        14.90
  30        15.76        15.76        15.76        15.76        15.76        15.76        15.76        15.76        15.76
  31        14.78        14.78        14.78        14.78        14.78        14.78        14.78        14.78        14.78
  32        15.01        15.01        15.01        15.01        15.01        15.01        15.01        15.01        15.01
  33        14.66        14.66        14.66        14.66        14.66        14.66        14.66        14.66        14.66
  34        13.88        13.88        13.88        13.88        13.88        13.88        13.88        13.88        13.88
  35        13.49        13.49        13.49        13.49        13.49        13.49        13.49        13.49        13.49
  36        13.47        13.47        13.47        13.47        13.47        13.47        13.47        13.47        13.47
  37        13.79        13.79        13.79        13.79        13.79        13.79        13.79        13.79        13.79
  38        13.38        13.38        13.38        13.38        13.38        13.38        13.38        13.38        13.38
  39        13.70        13.70        13.70        13.70        13.70        13.70        13.70        13.70        13.70
  40        14.13        14.13        14.13        14.13        14.13        14.13        14.13        14.13        14.13
  41        14.11        14.11        14.11        14.11        14.11        14.11        14.11        14.11        14.11
  42        15.29        15.29        15.29        15.29        15.29        15.29        15.29        15.29        15.29
  43        14.06        14.06        14.06        14.06        14.06        14.06        14.06        14.06        14.06
  44        14.41        14.41        14.41        14.41        14.41        14.41        14.41        14.41        14.41
  45        14.01        14.01        14.01        14.01        14.01        14.01        14.01        14.01        14.01
  46        14.69        14.69        14.69        14.69        14.69        14.69        14.69        14.69        14.69

(1)Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider
(2)Run to maturity assuming 100% PPC, no losses and 1 month LIBOR, 6 month LIBOR, and 1 year CMT rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


 Period     M-1 Cap (%)  M-2 Cap (%)  M-3 Cap (%)  M-4 Cap (%)  M-5 Cap (%)  M-6 Cap (%)  B-1 Cap (%)  B-2 Cap (%)  B-3 Cap (%)
 ------     -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
            Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360
  47        14.28        14.28        14.28        14.28        14.28        14.28        14.28        14.28        14.28
  48        14.26        14.26        14.26        14.26        14.26        14.26        14.26        14.26        14.26
  49        14.62        14.62        14.62        14.62        14.62        14.62        14.62        14.62        14.62
  50        14.21        14.21        14.21        14.21        14.21        14.21        14.21        14.21        14.21
  51        14.58        14.58        14.58        14.58        14.58        14.58        14.58        14.58        14.58
  52        14.19        14.19        14.19        14.19        14.19        14.19        14.19        14.19        14.19
  53        14.19        14.19        14.19        14.19        14.19        14.19        14.19        14.19        14.19
  54        15.42        15.42        15.42        15.42        15.42        15.42        15.42        15.42        15.42
  55        14.14        14.14        14.14        14.14        14.14        14.14        14.14        14.14        14.14
  56        12.74        12.74        12.74        12.74        12.74        12.74        12.74        12.74        12.74
  57        12.32        12.32        12.32        12.32        12.32        12.32        12.32        12.32        12.32
  58        12.73        12.73        12.73        12.73        12.73        12.73        12.73        12.73        12.73
  59        12.33        12.33        12.33        12.33        12.33        12.33        12.33        12.33        12.33
  60        12.32        12.32        12.32        12.32        12.32        12.32        12.32        12.32        12.32
  61        12.73        12.73        12.73        12.73        12.73        12.73        12.73        12.73        12.73
  62        12.31        12.31        12.31        12.31        12.31        12.31        12.31        12.31        12.31
  63        12.71        12.71        12.71        12.71        12.71        12.71        12.71        12.71        12.71
  64        12.30        12.30        12.30        12.30        12.30        12.30        12.30        12.30        12.30
  65        12.29        12.29        12.29        12.29        12.29        12.29        12.29        12.29        12.29
  66        13.14        13.14        13.14        13.14        13.14        13.14        13.14        13.14        13.14
  67        12.28        12.28        12.28        12.28        12.28        12.28        12.28        12.28        12.28
  68        12.69        12.69        12.69        12.69        12.69        12.69        12.69        12.69        12.69
  69        12.27        12.27        12.27        12.27        12.27        12.27        12.27        12.27        12.27
  70        12.68        12.68        12.68        12.68        12.68        12.68        12.68        12.68        12.68
  71        12.26        12.26        12.26        12.26        12.26        12.26        12.26        12.26        12.26
  72        12.26        12.26        12.26        12.26        12.26        12.26        12.26        12.26        12.26
  73        12.66        12.66        12.66        12.66        12.66        12.66        12.66        12.66        12.66
  74        12.25        12.25        12.25        12.25        12.25        12.25        12.25        12.25        12.25
  75        12.65        12.65        12.65        12.65        12.65        12.65        12.65        12.65        12.65
  76        12.24        12.24        12.24        12.24        12.24        12.24        12.24        12.24        12.24
  77        12.23        12.23        12.23        12.23        12.23        12.23        12.23        12.23        12.23
  78        13.53        13.53        13.53        13.53        13.53        13.53        13.53        13.53        13.53
  79        12.22        12.22        12.22        12.22        12.22        12.22        12.22        12.22        12.22
  80        12.62        12.62        12.62        12.62        12.62        12.62        12.62        12.62        12.62
  81        12.21        12.21        12.21        12.21        12.21        12.21        12.21        12.21        12.21
  82        12.61        12.61        12.61        12.61        12.61        12.61        12.61        12.61        12.61
  83        12.20        12.20        12.20        12.20        12.20        12.20        12.20        12.20        12.20
  84        12.19        12.19        12.19        12.19        12.19        12.19        12.19        12.19        12.19
  85        12.59        12.59        12.59        12.59        12.59        12.59        12.59        12.59        12.59
  86        12.18        12.18        12.18        12.18        12.18        12.18        12.18        12.18        12.18
  87        12.58        12.58        12.58        12.58        12.58        12.58        12.58        12.58        12.58
  88        12.17        12.17        12.17        12.17        12.17        12.17        12.17        12.17        12.17
  89        12.16        12.16        12.16        12.16        12.16        12.16        12.16        12.16        12.16
  90        13.46        13.46        13.46        13.46        13.46        13.46        13.46        13.46        13.46
  91        12.15        12.15        12.15        12.15        12.15        12.15        12.15        12.15        12.15
  92        12.55        12.55        12.55        12.55        12.55        12.55        12.55        12.55        12.55
  93        12.14        12.14        12.14        12.14        12.14        12.14        12.14        12.14        12.14


(1)Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider
(2)Run to maturity assuming 100% PPC, no losses and 1 month LIBOR, 6 month LIBOR, and 1 year CMT rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


 Period     M-1 Cap (%)  M-2 Cap (%)  M-3 Cap (%)  M-4 Cap (%)  M-5 Cap (%)  M-6 Cap (%)  B-1 Cap (%)  B-2 Cap (%)  B-3 Cap (%)
 ------     -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
            Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360
  94        12.54        12.54        12.54        12.54        12.54        12.54        12.54        12.54        12.54
  95        12.13        12.13        12.13        12.13        12.13        12.13        12.13        12.13        12.13
  96        12.12        12.12        12.12        12.12        12.12        12.12        12.12        12.12        12.12
  97        12.52        12.52        12.52        12.52        12.52        12.52        12.52        12.52        12.52
  98        12.11        12.11        12.11        12.11        12.11        12.11        12.11        12.11        12.11
  99        12.51        12.51        12.51        12.51        12.51        12.51        12.51        12.51        12.51
 100        12.10        12.10        12.10        12.10        12.10        12.10        12.10        12.10        12.10
 101        12.09        12.09        12.09        12.09        12.09        12.09        12.09        12.09        12.09
 102        13.38        13.38        13.38        13.38        13.38        13.38        13.38        13.38        13.38
 103        12.08        12.08        12.08        12.08        12.08        12.08        12.08        12.08        12.08
 104        12.48        12.48        12.48        12.48        12.48        12.48        12.48        12.48        12.48
 105        12.07        12.07        12.07        12.07        12.07        12.07        12.07        12.07        12.07
 106        12.47        12.47        12.47        12.47        12.47        12.47        12.47        12.47        12.47
 107        12.06        12.06        12.06        12.06        12.06        12.06        12.06        12.06        12.06
 108        12.05        12.05        12.05        12.05        12.05        12.05        12.05        12.05          -
 109        12.45        12.45        12.45        12.45        12.45        12.45        12.45        12.45          -
 110        12.04        12.04        12.04        12.04        12.04        12.04        12.04        12.04          -
 111        12.44        12.44        12.44        12.44        12.44        12.44        12.44        12.44          -
 112        12.03        12.03        12.03        12.03        12.03        12.03        12.03        12.03          -
 113        12.02        12.02        12.02        12.02        12.02        12.02        12.02        12.02          -
 114        12.85        12.85        12.85        12.85        12.85        12.85        12.85        12.85          -
 115        12.01        12.01        12.01        12.01        12.01        12.01        12.01        12.01          -
 116        12.41        12.41        12.41        12.41        12.41        12.41        12.41          -            -
 117        12.00        12.00        12.00        12.00        12.00        12.00        12.00          -            -
 118        12.40        12.40        12.40        12.40        12.40        12.40        12.40          -            -
 119        12.23        12.23        12.23        12.23        12.23        12.23        12.23          -            -
 120        12.22        12.22        12.22        12.22        12.22        12.22        12.22          -            -
 121        12.63        12.63        12.63        12.63        12.63        12.63        12.63          -            -
 122        12.21        12.21        12.21        12.21        12.21        12.21        12.21          -            -
 123        12.62        12.62        12.62        12.62        12.62        12.62        12.62          -            -
 124        12.21        12.21        12.21        12.21        12.21        12.21        12.21          -            -
 125        12.25        12.25        12.25        12.25        12.25        12.25          -            -            -
 126        13.56        13.56        13.56        13.56        13.56        13.56          -            -            -
 127        12.24        12.24        12.24        12.24        12.24        12.24          -            -            -
 128        12.64        12.64        12.64        12.64        12.64        12.64          -            -            -
 129        12.23        12.23        12.23        12.23        12.23        12.23          -            -            -
 130        12.63        12.63        12.63        12.63        12.63        12.63          -            -            -
 131        12.24        12.24        12.24        12.24        12.24        12.24          -            -            -
 132        12.24        12.24        12.24        12.24        12.24        12.24          -            -            -
 133        12.64        12.64        12.64        12.64        12.64          -            -            -            -
 134        12.23        12.23        12.23        12.23        12.23          -            -            -            -
 135        12.63        12.63        12.63        12.63        12.63          -            -            -            -
 136        12.22        12.22        12.22        12.22        12.22          -            -            -            -
 137        12.22        12.22        12.22        12.22        12.22          -            -            -            -
 138        13.52        13.52        13.52        13.52        13.52          -            -            -            -
 139        12.21        12.21        12.21        12.21        12.21          -            -            -            -
 140        12.61        12.61        12.61        12.61          -            -            -            -            -


(1)Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider
(2)Run to maturity assuming 100% PPC, no losses and 1 month LIBOR, 6 month LIBOR, and 1 year CMT rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


 Period     M-1 Cap (%)  M-2 Cap (%)  M-3 Cap (%)  M-4 Cap (%)  M-5 Cap (%)  M-6 Cap (%)  B-1 Cap (%)  B-2 Cap (%)  B-3 Cap (%)
 ------     -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
            Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360
 141        12.20        12.20        12.20        12.20          -            -            -            -            -
 142        12.60        12.60        12.60        12.60          -            -            -            -            -
 143        12.19        12.19        12.19        12.19          -            -            -            -            -
 144        12.19        12.19        12.19        12.19          -            -            -            -            -
 145        12.59        12.59        12.59        12.59          -            -            -            -            -
 146        12.18        12.18        12.18        12.18          -            -            -            -            -
 147        12.58        12.58        12.58        12.58          -            -            -            -            -
 148        12.17        12.17        12.17          -            -            -            -            -            -
 149        12.16        12.16        12.16          -            -            -            -            -            -
 150        13.46        13.46        13.46          -            -            -            -            -            -
 151        12.15        12.15        12.15          -            -            -            -            -            -
 152        12.55        12.55          -            -            -            -            -            -            -
 153        12.15        12.15          -            -            -            -            -            -            -
 154        12.55        12.55          -            -            -            -            -            -            -
 155        12.14        12.14          -            -            -            -            -            -            -
 156        12.13        12.13          -            -            -            -            -            -            -
 157        12.53        12.53          -            -            -            -            -            -            -
 158        12.12        12.12          -            -            -            -            -            -            -
 159        12.52        12.52          -            -            -            -            -            -            -
 160        12.11        12.11          -            -            -            -            -            -            -
 161        12.11        12.11          -            -            -            -            -            -            -
 162        12.94        12.94          -            -            -            -            -            -            -
 163        12.10          -            -            -            -            -            -            -            -
 164        12.50          -            -            -            -            -            -            -            -
 165        12.09          -            -            -            -            -            -            -            -
 166        12.49          -            -            -            -            -            -            -            -
 167        12.08          -            -            -            -            -            -            -            -
 168        12.08          -            -            -            -            -            -            -            -
 169        12.48          -            -            -            -            -            -            -            -
 170        12.07          -            -            -            -            -            -            -            -
 171          -            -            -            -            -            -            -            -            -


(1)Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider
(2)Run to maturity assuming 100% PPC, no losses and 1 month LIBOR, 6 month LIBOR, and 1 year CMT rates of 20%

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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Interest Rate Swap Schedule

Swap Rate: 5.170%

   Period       Start Accrual     End Accrual      Swap Notional
   ------       -------------     -----------      -------------
     1            9/27/2006        10/25/2006       1,409,184,197.15
     2            10/25/2006       11/25/2006       1,355,202,319.49
     3            11/25/2006       12/25/2006       1,303,077,299.81
     4            12/25/2006        1/25/2007       1,252,713,193.42
     5            1/25/2007         2/25/2007       1,203,965,544.10
     6            2/25/2007         3/25/2007       1,156,864,835.67
     7            3/25/2007         4/25/2007       1,111,276,958.16
     8            4/25/2007         5/25/2007       1,067,131,860.32
     9            5/25/2007         6/25/2007       1,024,365,423.04
    10            6/25/2007         7/25/2007        982,919,222.44
    11            7/25/2007         8/25/2007        942,684,293.07
    12            8/25/2007         9/25/2007        903,727,334.07
    13            9/25/2007        10/25/2007        865,947,455.42
    14            10/25/2007       11/25/2007        829,308,611.64
    15            11/25/2007       12/25/2007        794,073,598.48
    16            12/25/2007        1/25/2008        760,346,914.43
    17            1/25/2008         2/25/2008        728,031,655.68
    18            2/25/2008         3/25/2008        697,130,876.83
    19            3/25/2008         4/25/2008        667,551,693.77
    20            4/25/2008         5/25/2008        639,237,198.68
    21            5/25/2008         6/25/2008        611,773,324.28
    22            6/25/2008         7/25/2008        457,848,428.63
    23            7/25/2008         8/25/2008        436,070,912.86
    24            8/25/2008         9/25/2008        417,951,890.00
    25            9/25/2008        10/25/2008        400,592,975.64
    26            10/25/2008       11/25/2008        383,961,995.33
    27            11/25/2008       12/25/2008        367,663,098.50
    28            12/25/2008        1/25/2009        222,635,296.26
    29            1/25/2009         2/25/2009        211,043,411.68
    30            2/25/2009         3/25/2009        202,704,616.88
    31            3/25/2009         4/25/2009        194,699,180.54
    32            4/25/2009         5/25/2009        187,000,096.84
    33            5/25/2009         6/25/2009        179,339,719.43
    34            6/25/2009         7/25/2009        96,436,220.04
    35            7/25/2009         8/25/2009        89,998,070.93
    36            8/25/2009         9/25/2009        86,846,961.93
    37            9/25/2009        10/25/2009        83,805,525.46
    38            10/25/2009       11/25/2009        80,856,243.37
    39            11/25/2009       12/25/2009        77,948,601.32
    40            12/25/2009        1/25/2010        73,397,533.25
    41            1/25/2010         2/25/2010        69,377,658.58
    42            2/25/2010         3/25/2010        66,977,190.87
    43            3/25/2010         4/25/2010        64,658,928.59
    44            4/25/2010         5/25/2010        62,412,250.61
    45            5/25/2010         6/25/2010        60,207,767.49
    46            6/25/2010         7/25/2010        57,083,933.29
    47            7/25/2010         8/25/2010        54,280,341.43
    48            8/25/2010         9/25/2010        52,416,816.98
    49            9/25/2010        10/25/2010        50,616,405.53
    50            10/25/2010       11/25/2010        48,877,003.98
    51            11/25/2010       12/25/2010        47,196,577.84
    52            12/25/2010        1/25/2011        45,573,159.11
    53            1/25/2011         2/25/2011        44,004,844.09
    54            2/25/2011         3/25/2011        42,489,791.42
    55            3/25/2011         4/25/2011        41,026,220.03
    56            4/25/2011         5/25/2011              -


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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
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

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